Registration No. ________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       52-1568099
         (State or other jurisdiction                   (I.R.S.Employer
         of incorporation or organization)              Identification No.)

         388 GREENWICH STREET
         NEW YORK, NEW YORK                             10013
         (Address of principal executive offices)       (Zip Code)

                       TRAVELERS GROUP 401(K) SAVINGS PLAN
                            (Full title of the plan)

                          CHARLES O. PRINCE, III, ESQ.
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                     (Name and address of agent for service)

                                 (212) 816-8000
                          (Telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of                                    Proposed Maximum  Proposed Maximum     Amount of
Securities               Amount to be       Offering Price    Agregate Offering    Registration
To Be Registered         Registered         Per Share         Price                Fee
--------------------------------------------------------------------------------------------------

Common Stock, $.01
par value per share(1)   3,000,000 shs.(2)  $50.0625(3)       $150,187,500(3)      $45,512(3)

--------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the anti-dilution provisions of the Travelers Group 401(k) Savings Plan. Without giving effect to such anti-dilution provisions, the Registrant has previously registered 328,000, 600,000 and 4,500,000 shares, respectively, of its common stock under its Registration Statements on Form S-8 (Nos. 33-32130, 33-43997 and 33-59524). Filing fees in the amounts of $1,600.00, $6,820.31 and $54,931.64, respectively, were previously paid in connection with the filing of those Registration Statements.

(3) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Common Stock, as reported on the New York Stock Exchange on April 15, 1997.

-----------------------------

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus related to this Registration Statement will also be used in connection with the offering of shares of Common Stock registered pursuant to the Registration Statements on Form S-8 (Nos. 33-32130, 33-43997 and 33-59524) previously filed by the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The latest annual report filed by Travelers Group Inc. (the "Registrant"), and the latest annual report filed by the Travelers Group 401(k) Savings Plan (the "Plan"), pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, as updated by the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-3 dated February 15, 1994 (File No. 33-52281), and any amendment or report filed for the purpose of further updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Other subsections of Section 145 further provide that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Section 3 of Article V of the Registrant's By-Laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Registrant or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Registrant's By-laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          See Exhibit Index attached hereto.

          The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit
Number            Description of Document
------            -----------------------

5 Opinion of Charles O. Prince, III, Esq., with respect to the legality of the securities being registered

23.1              Consent of Charles O. Prince, III, Esq.
                  (included in his opinion filed as Exhibit 5)

23.2              Consent of KPMG Peat Marwick LLP

24                Powers of Attorney of certain directors of the Registrant

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.

                                            TRAVELERS GROUP INC.
                                            (Registrant)


                                            By: /s/ James Dimon
                                                -----------------------------
                                               James Dimon
                                               President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on this 22nd day of April, 1997.

          Signature               Title
          ---------               -----


    /s/ Sanford I. Weill
-----------------------------     Chairman of the Board, Chief Executive Officer
      Sanford I. Weill               (Principal Executive Officer) and Director


     /s/ Heidi G. Miller
-----------------------------     Senior Vice President and Chief Financial
       Heidi G. Miller               Officer (Principal Financial Officer)


     /s/ Irwin Ettinger
-----------------------------     Executive Vice President and Chief Accounting
       Irwin Ettinger               Officer (Principal Accounting Officer)


              *
-----------------------------     Director
    C. Michael Armstrong


              *
-----------------------------     Director
     Kenneth J. Bialkin

          Signature               Title
          ---------               -----


              *
-----------------------------     Director
       Edward H. Budd


              *
-----------------------------     Director
   Joseph A. Califano, Jr.


              *
-----------------------------     Director
     Douglas D. Danforth


              *
-----------------------------     Director
      Robert F. Daniell


       /s/ James Dimon
-----------------------------     Director
         James Dimon


              *
-----------------------------     Director
     Leslie B. Disharoon


              *
-----------------------------     Director
       Gerald R. Ford


              *
-----------------------------     Director
        Ann D. Jordan

          Signature               Title
          ---------               -----


              *
-----------------------------     Director
       Robert I. Lipp


              *
-----------------------------     Director
       Dudley C. Mecum


              *
-----------------------------     Director
     Andrall E. Pearson


              *
-----------------------------     Director
       Frank J. Tasco


              *
-----------------------------     Director
      Linda J. Wachner


              *
-----------------------------     Director
    Joseph R. Wright, Jr.


              *
-----------------------------     Director
        Arthur Zankel


*By:   /s/ James Dimon
     ------------------------
     James Dimon
     Attorney-in-fact

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.

                                      TRAVELERS GROUP 401(k) SAVINGS PLAN
                                      (Plan)


                                      By: /s/ Richard M. Green
                                          --------------------------------------
                                          Richard M. Green,
                                          Secretary, Plans Administration
                                             Committee, the Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number            Description of Document
------            -----------------------

5 Opinion of Charles O. Prince, III, Esq., with respect to the legality of the securities being registered

23.1              Consent of Charles O. Prince, III, Esq.
                  (included in his opinion filed as Exhibit 5)

23.2              Consent of KPMG Peat Marwick LLP

24                Powers of Attorney of certain directors of the Registrant